Exhibit 4.4(b)

FIRST AMENDMENT

TO THE

FLUSHING BANK 401(k) SAVINGS PLAN

January 1, 2021 Restatement

The Flushing Bank 401(k) Savings Plan, originally effective as of September 1, 1987, as presently maintained under an amendment and restatement made effective as of January 1, 2021, is hereby further amended, effective as of June 1, 2022, in the following respects:

1. Section 1.1 of the Plan, “Plan Definitions”, is hereby amended at the definition of “After- Tax Contribution” to read as follows:

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan. After-tax employee contributions that are rolled over to the Plan in accordance with the provisions of Article V are not treated as After-Tax Contributions hereunder.

2. Section 1.1 of the Plan, “Plan Definitions”, is hereby amended at the definition of “Catch- Up Contribution” to read as follows:

A “Catch-Up 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v). Catch-Up 401(k) Contributions may include Pre-Tax 401(k) Contributions and/or Roth 401(k) Contributions.

3. Section 1.1 of the Plan, “Plan Definitions”, is hereby amended at the definition of “401(k) Contribution” to read as follows:

A “401(k) Contribution” means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects to have contributed to the Plan in accordance with the provisions of Article IV as either a Pre-Tax 401(k) Contribution or a Roth 401(k) Contribution.

4. Section 1.1 of the Plan, “Plan Definitions”, is hereby amended to add the following definitions where they would appear in alphabetical order to read as follows:

A “Pre-Tax 401(k) Contribution” means any 401(k) Contribution made to the Plan on behalf of a Participant that is not includable in the Participant’s taxable gross income, pursuant to Code Section 401(k), until distributed from the Plan.

A “Roth 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant that is irrevocably designated as being made pursuant to, and is intended to comply with, Code Section 402A. Roth 401(k) Contributions are includable in a Participant’s taxable gross income for the year in which they are contributed to the Plan.

A “Roth In-Plan Rollover Contribution” means any rollover contribution made under the Plan by a Participant pursuant to Code Section 402A(c)(4), as may be permitted under Article V.

5. Article IV of the Plan, “401(k) Contributions”, is hereby amended to add a new Section 4.3 and renumber the remaining paragraphs. Section 4.3 shall read as follows:

4.3	Roth 401(k) Contributions

An Eligible Employee may designate, in accordance with rules prescribed by the Administrator, that a portion or all (as permitted by the Administrator) of his 401(k) Contributions for each payroll period be treated as Roth 401(k) Contributions. Any such designation must be made before the Compensation to which the Participant’s 401(k) Contribution relates becomes available to the Eligible Employee and shall remain in effect until the Eligible Employee amends his election as prescribed in this Article. Except as otherwise specifically provided in this Article, if an Eligible Employee does not affirmatively designate that his 401(k) Contributions are to be treated as Roth 401(k) Contributions, the Eligible Employee will be considered to have designated that his 401(k) Contributions shall be treated as Pre-Tax 401(k) Contributions.

Any Roth 401(k) Contributions made to the Plan on behalf of a Participant shall be allocated to a separate Sub-Account maintained with respect to such contributions. The Administrator shall maintain a record of the portion of a Participant’s Roth 401(k) Contributions Sub-Account that is not taxable upon distribution from the Plan.

Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s Roth 401(k) Contributions Sub-Account and his other Sub- Accounts under the Plan. No amounts other than Roth 401(k) Contributions and properly attributable earnings shall be credited to a Participant’s Roth 401(k) Contributions Sub- Account. Notwithstanding the foregoing, Roth Rollover Contributions and Roth In-Plan Rollover Contributions may be allocated to a Participant’s Roth 401(k) Contributions Sub-Account.

Notwithstanding any other provision of the Plan to the contrary, any distribution from a Participant’s Roth 401(k) Contributions Sub-Account made after the Participant’s 5- taxable-year period of participation, as described in Code Section 402A(d)(2)(B), that is a qualified distribution under Code Section 402A(d)(2)(A), shall not be taxable to the Participant or his Beneficiary. Except as otherwise provided in Article V, the Participant’s 5-taxable-year period of participation shall begin on January 1 of the taxable year in which the Participant first makes a Roth 401(k) Contribution to the Plan that is not distributed as an “excess deferral” or “excess contribution” (as those terms are defined in Section 7.1) and is not returned as a permissible withdrawal in accordance with the provisions of Code Section 414(w).

6. Section 4.3 of the Plan, “Catch-Up 401(k) Contributions”, is hereby renumbered as Section 4.4 and further amended by adding the following paragraph at the end of the section to read as follows:

Except as otherwise specifically provided in Article VII, an Eligible Employee’s Catch- Up 401(k) Contributions shall be treated as Pre-Tax and/or Roth 401(k) Contributions in accordance with the Eligible Employee’s election as in effect on the date the Compensation to which the Participant’s Catch-Up 401(k) Contribution relates becomes available to the Eligible Employee.

7. Article IV of the Plan, “401(k) Contributions”, is hereby amended to add a new Section 4.6 and renumber the remaining paragraphs. Section 4.6 shall read as follows:

4.6	Combined Limit on 401(k) Contributions and After-Tax Contributions

Notwithstanding any other provision of the Plan to the contrary, in no event may the 401(k) Contributions made on behalf of an Eligible Employee who is not a Highly Compensated Employee for the Plan Year, when combined with the After-Tax Contributions made by the Eligible Employee who is not a Highly Compensated Employee for the Plan Year, exceed 35% of the Eligible Employee’s Compensation for the Plan Year. For an Eligible Employee who is a Highly Compensated Employee for the Plan Year, this combined limit may not exceed 28%.

8. Section 4.5 of the Plan, “Amendments to Reduction Authorization”, is hereby renumbered as Section 4.7 and further amended to read as follows:

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions and/or to change his designation of all or a part of his 401(k) Contributions as Pre-Tax or Roth 401(k) Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may require. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing as soon as administratively practicable after such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

9. Section 4.9 of the Plan, “Vesting of 401(k) Contributions”, is hereby renumbered as Section 4.11 and further amended to read as follows:

A Participant’s vested interest in his 401(k) Contributions Sub-Account, including his separate Roth 401(k) Contributions Sub-Account, shall be at all times 100%.

10. Section 5.1 of the Plan, “No After-Tax Contributions”, is hereby retitled and amended to read as follows:

5.1	After-Tax Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to make After-Tax Contributions to the Plan.

After-Tax Contributions shall be made by payroll withholding in accordance with the provisions of this Article

V. An Eligible Employee’s election to make After-Tax Contributions may be made effective as of the Enrollment Date on which he becomes an Eligible Employee. An Eligible Employee who does not timely elect to make After-Tax Contributions by payroll withholding as of the first Enrollment Date on which he becomes eligible to participate shall be deemed to have elected not to make After-Tax Contributions and may only change such deemed election pursuant to the provisions of this Article for amending his payroll withholding authorization.

An Eligible Employee’s After-Tax Contributions by payroll withholding shall commence as soon as administratively practicable on or after the date on which he first becomes eligible to participate.

11. Article V of the Plan “After-Tax and Rollover Contributions” is hereby amended by adding new sections and renumbering the remaining sections. Sections 5.2 through 5.8 shall read as follows:

5.2	Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a percentage, expressed in the increments prescribed by the Administrator, of his Compensation of not more than 10% of Compensation. In no event shall the amount of After-Tax Contributions made by an Eligible Employee exceed the maximum amount permitted by law.

Notwithstanding any other provision of this Section, the amount of After-Tax Contributions that may be made each payroll period on behalf of any Eligible Employee who is a Highly Compensated Employee shall not exceed 3% of Compensation.

5.3	Combined Limit on 401(k) and After-Tax Contributions

Notwithstanding any other provision of the Plan to the contrary, in no event may the 401(k) Contributions made on behalf of an Eligible Employee who is not a Highly Compensated Employee for the Plan Year, when combined with the After-Tax Contributions made by the Eligible Employee who is not a Highly Compensated Employee for the Plan Year, exceed 35% of the Eligible Employee’s Compensation for the Plan Year. For an Eligible Employee who is a Highly Compensated Employee for the Plan Year, this combined limit may not exceed 28%.

5.4	Amendments to Payroll Withholding Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that he contributes to the Plan as After- Tax Contributions by payroll withholding. An Eligible Employee may amend his payroll withholding authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may require. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article V. After-Tax Contributions shall be made on behalf of such Eligible Employee pursuant to his properly amended payroll withholding authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

5.5	Suspension of After-Tax Contributions by Payroll Withholding

An Eligible Employee who is making After-Tax Contributions by payroll withholding may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator may require. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.

5.6	Resumption of After-Tax Contributions by Payroll Withholding

An Eligible Employee who has voluntarily suspended his After-Tax Contributions by payroll withholding in accordance with Section 5.5 may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may require.

5.7	Delivery of After-Tax Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.

5.8	Separate Accounting for After-Tax Contributions

Any After-Tax Contributions made or transferred to the Plan on behalf of a Participant shall be allocated to a separate Sub-Account maintained with respect to such contributions. The Administrator shall maintain a record of the portion of a Participant’s After-Tax Contributions Sub-Account that is not taxable upon distribution from the Plan. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s After-Tax Contributions Sub-Account and his other Sub-Accounts under the Plan. No amounts other than After-Tax Contributions and properly attributable earnings shall be credited to a Participant’s After-Tax Contributions Sub-Account. Notwithstanding the foregoing, after-tax Rollover Contributions may be allocated to a Participant’s After-Tax Contributions Sub-Account.

12. Section 5.3 of the Plan, “Direct Rollovers to Plan”, is hereby renumbered as Section 5.10 and further amended to read as follows:

The Plan will accept “eligible rollover distributions” that are rolled over directly to the Plan (“direct rollovers”) from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), including amounts attributable to after-tax employee contributions and designated Roth contributions, as described in Code Section 402A.

•	an annuity contract described in Code Section 403(b), including amounts attributable to after-tax employee contributions and designated Roth contributions, as described in Code Section 402A.

•

an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including amounts attributable to designated Roth contributions, as described in Code Section 402A.

•

an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.

13. Section 5.4 of the Plan, “Participant Rollovers to Plan”, is hereby renumbered as Section 5.11 and further amended to read as follows:

The Plan will accept “eligible rollover distributions” that are first distributed to an Eligible Employee (“participant rollovers”) from the following:

•

a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions, except that the Plan will accept participant rollovers of the taxable portion of any distribution of designated Roth contributions.

•

an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions, except that the Plan will accept participant rollovers of the taxable portion of any distribution of designated Roth contributions.

•

an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including amounts attributable to designated Roth contributions, as described in Code Section 402A.

•

an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.

An Eligible Employee who received a distribution that he is rolling over to the Plan, must deliver the cash constituting his Rollover Contribution to the Trustee within 60 days of receipt, unless otherwise permitted by applicable guidance, of the eligible rollover distribution. Such delivery must be made in the manner prescribed by the Administrator.

14. Section 5.5 of the Plan, “Restrictions on Rollover Contributions”, is hereby renumbered as Section 5.12 and further amended to read as follows:

Rollover Contributions to the Plan are subject to the following:

•	Except as provided below, the Plan shall not accept a Rollover Contribution of any promissory note attributable to a plan loan; and

•

except as otherwise provided with respect to the taxable portion of any distribution of designated Roth contributions, a participant rollover may not include designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions.

Notwithstanding the foregoing (or the requirement that a Rollover Contribution be made in cash), an Eligible Employee may elect to make a Rollover Contribution of a promissory note attributable to a plan loan from the Empire National Bank 401(k) Plan on such terms and conditions as the Administrator may require, provided such loan was not funded from a designated Roth contribution or after-tax employee contribution source and such rollover is a direct rollover which would otherwise satisfy the Plan’s requirements for a Rollover Contribution. Any such promissory note shall continue to be administered in accordance with its terms.

15. Article V of the Plan “After-Tax and Rollover Contributions” is hereby amended by adding a new section and renumbering the remaining sections. Sections 5.13 through 5.16 shall read as follows:

5.13	Treatment of After-Tax Contributions that are Rolled Over to the Plan

If an Eligible Employee elects to roll over amounts attributable to after-tax employee contributions, the Trustee shall account for such amounts separately from other Rollover Contributions and shall maintain accounts reflecting that portion of the Eligible Employee’s after-tax Rollover Contribution that is includible in gross income and that portion that is not includible in gross income. After-tax employee contributions that are rolled over to the Plan shall be subject to the provisions of the Plan applicable to Rollover Contributions rather than the provisions applicable to After-Tax Contributions, if any.

5.14	Treatment of Designated Roth Contributions that are Rolled Over to the Plan

If an Eligible Employee elects to roll over amounts attributable to designated Roth contributions, as described in Code Section 402A, the Trustee shall account for such amounts separately from other Rollover Contributions. If the Plan accepts a direct rollover attributable to designated Roth contributions, the Trustee and the Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Eligible Employee’s basis in the rolled over amounts and (ii) the date on which the Eligible Employee’s 5-taxable-year period of participation (as required under Code Section 402A(d)(2) for a qualified distribution of designated Roth contributions) started under the distributing plan. If the 5-taxable-year period of participation under the distributing plan would end earlier than the Eligible Employee’s 5- taxable-year period of participation under the Plan, the 5-taxable-year period of participation applicable under the distributing plan shall continue to apply with respect to the Rollover Contribution. The Trustee shall notify the Administrator of its acceptance of any participant rollover of designated Roth contributions and shall provide such further information as the Administrator may require. An Eligible Employee’s 5-taxable-year period of participation under the Plan shall apply for purposes of determining whether distribution of a participant rollover of the taxable portion of a distribution attributable to designated Roth contributions is a qualified distribution under Code Section 402A(d)(2).

Designated Roth contributions that are rolled over to the Plan shall be subject to the provisions of the Plan applicable to Rollover Contributions rather than the provisions applicable to Roth 401(k) Contributions.

5.15	Roth In-Plan Rollover Contributions

Rollovers of Otherwise Distributable Amounts: Subject to any restrictions contained in this Article, a Participant who is eligible to receive an “eligible rollover distribution,” within the meaning of Code Section 402(c)(4), may elect in accordance with rules prescribed by the Administrator to roll over all or any portion of such distribution, other than any amount which is a designated Roth contribution described in Code Section 402A, to his designated Roth account under the Plan.

Notwithstanding any provision of Article XIII to the contrary, any limitation on in- service withdrawals specified in Article XIII shall not apply to an in-service withdrawal made for purposes of making a Roth In-Plan Rollover Contribution.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s Roth In- Plan Rollover Contributions Sub-Account attributable to otherwise distributable amounts shall be distributable in accordance with rules that are no more restrictive than the distribution rules applicable to such contributions prior to roll over.

If a Participant makes an election pursuant to this Section, his Roth In-Plan Rollover Contribution shall be irrevocably designated as being made pursuant to, and intended to comply with, Code Section 402A and the nontaxable portion of his Roth In-Plan Rollover Contribution shall be included in his gross income for the taxable year in which the Roth In-Plan Rollover Contribution is made. The taxable amount of an In-Plan Roth Rollover is the fair market value of the distribution reduced by any basis the Participant has in the distribution. This amount will be included in a Participant’s gross income. If the distribution includes Employer securities, the fair market value includes any net unrealized appreciation within the meaning of Code Section 402(e)(4). In-Plan Roth Rollovers will not be treated as a distribution for purposes of obtaining spousal consent relating to annuities and distribution of amounts in excess of $5,000 as described by Code Section 401(a)(11), or the rules regarding the elimination of optional forms of benefit under Code Section 411(d)(6)(B)(ii). In-Plan Roth Rollovers will not be subject to the 10% additional tax on early distribution, however, any Participant who receives a distribution from the Roth Rollover Account within the 5-year period that begins on January 1 of the year of the rollover may become subject to such tax. In-Plan Roth Rollovers are not subject to the 20% mandatory withholding of Code Section 3405(c) however, Participants may elect to increase payroll withholding or make estimated tax payments to avoid an underpayment penalty. Participants who had a distribution right prior to the rollover may not have this right eliminated through an In-Plan Roth Rollover.

If a Participant elects to make a Roth In-Plan Rollover Contribution, the Trustee shall account for his Roth In-Plan Rollover Contributions separately from his other non-Roth Rollover Contributions. For the purposes of determining whether a distribution from a Participant’s Roth In-Plan Rollover Contributions Sub-Account is a qualified distribution under Code Section 402A(d)(2), the 5-taxable-year period of participation shall begin on January 1 of the taxable year in which the Participant first made a Roth In-Plan Rollover Contribution. If, pursuant to this Article V, the Participant made a direct Rollover Contribution to the Plan from a designated Roth account under another plan, the 5- taxable-year period of participation shall begin on January 1 of the earlier of (i) the taxable year in which the Participant first made a Roth In-Plan Rollover Contribution or (ii) the taxable year in which the Participant first made a contribution to the designated Roth account under the plan of the other employer.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s Roth In- Plan Rollover Contributions Sub-Account shall be taken into account for the purposes of the Section of the Plan entitled “Cash Outs and Participant Consent” and shall be distributable in accordance with rules that are no more restrictive than the distribution rules applicable to such contributions prior to roll over.

5.16	Special Rules Applicable to Roth Rollover Contributions and Roth In-Plan Rollover Contributions

Notwithstanding any other provision of the Plan to the contrary, any distribution from a Participant’s Roth Rollover Contributions Sub-Account and/or Roth In-Plan Rollover Contributions Sub-Account made after the Participant’s 5-taxable-year period of participation, as described in Code Section 402A(d)(2)(B), that is a qualified distribution under Code Section 402A(d)(2)(A), shall not be taxable to the Participant or his Beneficiary. A Participant’s 5-taxable-year period of participation shall begin on January 1 of the taxable year in which occurs the earliest of the following:

(a)

the date the Participant first makes a Roth 401(k) Contribution to the Plan that is not distributed as an “excess deferral” or “excess contribution” (as those terms are defined in Section 7.1) and is not returned as a permissible withdrawal in accordance with the provisions of Code Section 414(w);

(b)	the date the Participant first makes a Roth Rollover Contribution to the Plan;

(c)

if the Participant makes a Roth Rollover Contribution to the Plan directly from a designated Roth account under another plan, the date the Participant first made a contribution to the designated Roth account under such other plan that was not distributed or returned as described in paragraph (a) above; or

(d)	the date the Participant first makes a Roth In-Plan Rollover Contribution.

In administering Roth Rollover Contributions, the Trustee and the Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Covered Employee’s basis in the rolled over amounts and (ii) the date on which the Covered Employee’s 5-taxable-year period of participation started under the distributing plan.

16. Section 5.6 of the Plan, “Vesting of Rollover Contributions”, is hereby renumbered as Section 5.17, retitled, and further amended to read as follows:

5.17	Vesting of After-Tax Contributions and Rollover Contributions and Roth In- Plan Rollover Contributions

A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Roth In-Plan Rollover Contributions Sub-Account and his Rollover Contributions Sub- Account shall be at all times 100%.

17. Section 6.7 of the Plan, “Limits on Matching Contributions”, is hereby amended by adding a new subsection (c) to read as follows:

Notwithstanding any other provision of this Article to the contrary, Matching Contributions shall not be made with respect to:

(a)	401(k) Contributions that exceed 6% of the Eligible Employee’s Compensation for a Contribution Period; or

(b)	Catch-Up 401(k) Contributions.

(c)	After-Tax Contributions.

18. Section 7.1 of the Plan, “Special Definitions”, is hereby amended at the definition of “contribution percentage” to read as follows:

The “contribution percentage” with respect to an “eligible participant” for a particular

Plan Year means the ratio of the sum of the included contributions, described below, to the “eligible participant’s” “test compensation” for such Plan Year. Contributions made by or on behalf of an “eligible participant” for the Plan Year that are used in computing the “eligible participant’s” “contribution percentage” include the following:

•	After-Tax Contributions, excluding contributions to the Plan made pursuant to Code Section 414(u) that are treated as After-Tax Contributions.

•	Matching Contributions, except as specifically provided below;

•

as directed by the Administrator, 401(k) Contributions, including Roth 401(k) Contributions and Catch-Up 401(k) Contributions, to the extent such 401(k) Contributions are subject to the ADP test described in Section 7.4 and the ADP test is satisfied whether or not such 401(k) Contributions are included in determining the “eligible participant’s” “deferral percentage” for the Plan Year; and

•

as directed by the Administrator, Special Annual Company Contributions, to the extent such Special Annual Company Contributions are not included in determining the “eligible participant’s” “deferral percentage” for such Plan Year.

Notwithstanding the foregoing, the following Matching Contributions are not included in computing an “eligible participant’s” “contribution percentage” for a Plan Year:

•

Matching Contributions that are forfeited because they relate to 401(k) Contributions that are distributed as “excess contributions”, “excess deferrals”, or because they exceed the Code Section 402(g) limit;

•	contributions to the Plan made pursuant to Code Section 414(u) that are treated as Matching Contributions; and

•	Matching Contributions that are forfeited because they relate to 401(k) Contributions that are re-characterized as Catch-Up 401(k) Contributions.

Matching Contributions in excess of 100% of the 401(k) Contributions of an “eligible participant” who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such “eligible participant’s” “contribution percentage” for the Plan Year to the extent that such Matching Contributions exceed the greater of (i) 5% of the “eligible participant’s” “test compensation” for the Plan Year or (ii) the product of 2 times the Plan’s “representative match rate” multiplied by the “eligible participant’s” 401(k) Contributions for the Plan Year. The Plan’s “representative match rate” is the lowest “match rate” of any “eligible participant” who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all “eligible participants” who are not Highly Compensated Employees for the Plan Year and who make 401(k) Contributions for the Plan Year, or (ii) the group of all “eligible participants” who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Employer on the last day of the Plan Year and who make 401(k) Contributions for the Plan Year, whichever results in the greater amount. An “eligible participant’s “match rate” means the Matching Contributions made on behalf of the “eligible participant” for the Plan Year divided by the “eligible participant’s” 401(k) Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming 401(k) Contributions equal to 6% of “test compensation”.

To be included in computing an “eligible participant’s” “contribution percentage” for a Plan Year, After-Tax Contributions must be contributed to the Plan before the end of such Plan Year. Notwithstanding the foregoing, “excess contributions” that are re- characterized as After-Tax Contributions as provided in Section 7.6 shall be included in a Highly Compensated Employee’s “contribution percentage” for the Plan Year that includes the time at which the “excess contribution” is included in the Highly Compensated Employee’s gross income.

Other contributions must be allocated to the “eligible participant’s” Account as of a date within such Plan Year and must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the nondiscrimination requirements applicable to After-Tax Contributions and Matching Contributions, contributions used in computing the “contribution percentage” for the “testing year” of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee’s “contribution percentage” for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

•	401(k) Contributions that were included in computing the “eligible participant’s” “contribution percentage” under the current year method for such immediately preceding Plan Year; and

•

Special Annual Company Contributions that were included in computing the “eligible participant’s” “deferral percentage” or “contribution percentage” under the current year method for such immediately preceding Plan Year.

The determination of an “eligible participant’s” “contribution percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

19. Section 7.1 of the Plan, “Special Definitions”, is hereby amended at the definition of “deferral percentage” to read as follows:

The “deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the Eligible Employee’s “test compensation” for such Plan Year. Contributions made on behalf of an Eligible Employee for the Plan Year that are used in computing the Eligible Employee’s “deferral percentage” include the following:

•	401(k) Contributions, including Roth 401(k) Contributions, except as specifically provided below; and

•

as directed by the Administrator, Special Annual Company Contributions, to the extent such Special Annual Company Contributions are not included in determining the Eligible Employee’s “contribution percentage” for such Plan Year.

Notwithstanding the foregoing, the following 401(k) Contributions are not included in computing an Eligible Employee’s “deferral percentage” for a Plan Year:

•	401(k) Contributions that are distributed to a non-Highly Compensated Employee in accordance with the provisions of Section 7.2 because they exceed the Code Section 402(g) limit;

•	contributions made to the Plan pursuant to Code Section 414(u) that are treated as 401(k) Contributions;

•

Catch-Up 401(k) Contributions, except to the extent the Eligible Employee’s 401(k) Contributions are re-characterized as Catch-Up 401(k) Contributions as a result of a failure to satisfy the nondiscrimination requirements applicable to 401(k) Contributions; and

•

401(k) Contributions that are included in determining an Eligible Employee’s “contribution percentage” for the Plan Year, except to the extent necessary to demonstrate satisfaction of the requirement of Treasury Regulations Section 1.401(m)-2(a)(6)(ii).

To be included in computing an Eligible Employee’s “deferral percentage” for a Plan Year, contributions must be allocated to the Eligible Employee’s Account as of a date within such Plan Year and be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the ADP test, contributions used in computing the “deferral percentage” for the “testing year” of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

401(k) Contributions included in computing an Eligible Employee’s “deferral percentage” for a Plan Year must relate to Compensation that either (i) would have been received by the Eligible Employee in such Plan Year or (ii) is attributable to services performed by the Eligible Employee in such Plan Year and would have been received by the Eligible Employee within 2 1/2 months of the close of such Plan Year. The Administrator shall direct, in accordance with uniform and non-discriminatory rules, whether 401(k) Contributions related to Compensation described in (ii) shall be included in an Eligible Employee’s “deferral percentage” for the Plan Year in which the services were performed or for the Plan Year in which the Compensation would have been received, provided that such 401(k) Contributions shall not be included in an Eligible Employee’s “deferral percentage” for both such Plan Years.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee’s “deferral percentage” for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

•	401(k) Contributions that were included in computing the Eligible Employee’s “contribution percentage” under the current year method for such immediately preceding Plan Year; and

•

Special Annual Company Contributions that were included in computing the Eligible Employee’s “deferral percentage” or “contribution percentage” under the current year method for such immediately preceding Plan Year.

The determination of an Eligible Employee’s “deferral percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

20. Section 7.1 of the Plan, “Special Definitions”, is hereby amended at the definition of “eligible participant” to read as follows:

An “eligible participant” means any Eligible Employee who is eligible to make After- Tax Contributions or to have 401(k) Contributions made on his behalf (if 401(k) Contributions are taken into account in determining “contribution percentages”), or to participate in the allocation of Matching Contributions.

Notwithstanding the foregoing, the following Employees shall not be included as “eligible participants”:

•	Eligible Employees who are covered by a collective bargaining agreement between their Employer and employee representatives if retirement benefits were the subject of good faith bargaining.

21. Section 7.2 of the Plan, “Code Section 402(g) Limits”, is hereby amended at the second paragraph to read as follows:

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Employer, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either re-characterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. If an Eligible Employee has made both Pre-Tax and Roth 401(k) Contributions for the year, the excess shall be deemed to consist first of Pre-Tax 401(k) Contributions made on behalf of the Eligible Employee.

22. Section 7.3 of the Plan, “Distribution of “Excess Deferrals”, is hereby amended to read as follows:

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing (or in any other form acceptable to the Administrator) no later than the March 1 following the close of the Participant’s taxable year that “excess deferrals” have been made on his behalf under the Plan for such taxable year, the “excess deferrals”, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. If the Participant made both Pre-Tax and Roth 401(k) Contributions for the year, the Participant’s notice must also designate whether the “excess deferrals” are Pre-Tax and/or Roth 401(k) Contributions. If the Participant makes no designation, the Administrator shall not distribute “excess deferrals” from the Plan.

Any 401(k) Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant’s “deferral percentage” for the “testing year” in which the 401(k) Contributions were made.

If 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

23. Section 7.6 of the Plan, “Treatment of “Excess Contributions”, is hereby amended to read as follows:

Except to the extent that a Highly Compensated Employee’s “excess contributions” may be re-characterized as Catch-Up 401(k) Contributions or After-Tax Contributions, “excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee within 12 months of the close of the Plan Year in which they were made. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax of 10% may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

If a Highly Compensated Employee who has made “excess contributions” has made both Pre-Tax and Roth 401(k) Contributions for the year, the “excess contributions” shall be deemed to consist first of Pre-Tax 401(k) Contributions made on behalf of the Highly Compensated Employee.

If excess 401(k) Contributions are distributed to a Participant or are re-characterized as Catch-Up 401(k) Contributions in accordance with this Section, Matching Contributions that are attributable solely to the re-characterized or distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which re-characterization or distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

24. Section 7.7 of the Plan, “Limitation on Contributions of Highly Compensated Employees – ACP Test”, is hereby amended to read as follows:

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions and After-Tax Contributions made with respect to a Plan Year on behalf of “eligible participants” who are Highly Compensated Employees may not result in an average “contribution percentage” for such “eligible participants” that exceeds the greater of:

(a)	a percentage that is equal to 125% of the average “contribution percentage” for all other “eligible participants” for the “testing year”; or

(b)

a percentage that is not more than 200% of the average “contribution percentage” for all other “eligible participants” for the “testing year” and that is not more than 2 percentage points higher than the average “contribution percentage” for all other “eligible participants” for the “testing year”, unless the “excess aggregate contributions”, determined as provided in the following Section are forfeited or distributed as provided in Section 7.8.

If the Plan provides that Employees are eligible to make After-Tax Contributions and/or receive Matching Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a) (1)(A) and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)

by comparing the average “contribution percentage” of all “eligible participants” who are Highly Compensated Employees for the Plan Year to the average “contribution percentage” for the “testing year” of all other “eligible participants” who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

(d)

separately with respect to “eligible participants” who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and “eligible participants” who have satisfied such minimum age and service requirements.

In determining the “contribution percentage” for any “eligible participant” who is a Highly Compensated Employee for the Plan Year, “matching contributions”, “employee contributions”, “qualified nonelective contributions”, and “elective 401(k) contributions” (to the extent that “qualified nonelective contributions” and “elective 401(k) contributions” are taken into account in determining “contribution percentages”) made to his accounts under any plan of an Employer or a Related Employer that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii) (B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or a Related Employer are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the “contribution percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate “contribution percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “contribution percentages” aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the “elective 401(k) contributions”, “qualified nonelective contributions”, and/or “qualified matching contributions” taken into account in determining “contribution percentages” for any Plan Year.

25. Section 7.9 of the Plan, “Forfeiture or Distribution of “Excess Aggregate Contributions”, is hereby amended to read as follows:

“Excess aggregate contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed within 12 months of the close of the Plan Year in which they were made, as hereinafter provided. If such excess amounts are forfeited or distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

Excess amounts shall be forfeited or distributed from a Highly Compensated Employee’s Account in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory. If “excess aggregate contributions” are allocated to a Highly Compensated Employee’s 401(k) Contributions Sub-Accounts, and the Highly Compensated Employee has made both Pre-Tax and Roth 401(k) Contributions for the Plan Year, the “excess aggregate contributions” shall be deemed to consist first of Pre-Tax 401(k) Contributions made on behalf of the Highly Compensated Employee.

“Excess aggregate contributions” that are vested shall in all cases be distributed. Excess Matching Contributions that are not vested shall be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

26. Section 12.4 of the Plan, “Legal Requirements Applicable to Plan Loans”, is hereby amended at subsection (c) to read as follows:

(c)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. If a loan is made from a Participant’s Roth 401(k) Contributions Sub-Account and from his other Sub- Accounts under the Plan, the level amortization requirement shall be met with respect to both his Roth 401(k) Contributions Sub-Account and his other Sub- Accounts. Notwithstanding the foregoing, if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Employer (for periods in which the Participant does not perform military service as described in paragraph (d) below), provided that all of the following requirements are met:

(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed one year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

27. Section 12.8 of the Plan, “Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)”, is hereby amended at the second paragraph to read as follows:

If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions, to the Plan solely for purposes of determining the taxable portion of the Participant’s Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

28. Article XIII of the Plan, “Withdrawals While Employed”, is hereby amended by adding a new Section 13.1 and renumbering the remaining sections. Section 13.1 shall read as follows:

13.1	Non-Hardship Withdrawals of After-Tax Contributions

A Participant who is employed by an Employer or a Related Employer may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his After-Tax Contributions Sub-Account. No forfeiture of Employer contributions (including any minimum contributions made in a top-heavy plan) will occur solely as a result of a Participant’s withdrawal of any Employee Contributions.

29. Section 13.2 of the Plan, “Non-Hardship Withdrawals of Restricted Contributions” is renumbered as Section 13.3 and amended to read as follows:

A Participant who is employed by an Employer or a Related Employer and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his vested interest in any of the following Sub- Accounts:

•	his Pre-Tax 401(k) Contributions Sub-Account.

•	his Roth 401(k) Contributions Sub-Account.

•	his Special Annual Company Contributions Sub-Account.

30. Section 13.5 of the Plan, “Withdrawal Upon Deemed Severance from Employment Due to Qualified Military Service” is renumbered as Section 13.6 and amended to read as follows:

Notwithstanding any other provision of the Plan to the contrary, a Participant who is absent from employment because of service with the uniformed services (as described in United States Code, Title 38, Chapter 43) for more than 30 days shall be treated as if he had incurred a severance from employment for purposes of receiving a distribution under Code Section 401(k)(2)(B)(i)(I). A Participant who is deemed to have incurred a severance from employment hereunder may elect to receive a cash withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account.

If a Participant receives distribution in accordance with the provisions of this Section and would not otherwise be entitled to receive distribution under the terms of the Plan other than this Section, his 401(k) Contributions and After-Tax Contributions and the Participant’s “elective contributions” and “employee contributions”, as defined in Section 7.1, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer shall be suspended for at least 6 months after his receipt of the withdrawal. However, if the distribution is also a “qualified reservist distribution”, the suspension shall not apply.

For purposes of this Section, a “qualified reservist distribution” means a distribution to a reservist or national guardsman who is ordered or called to active duty after September 11, 2001, either (1) for an indefinite period or (2) for a period longer than 179 days, provided such distribution is made during the period beginning on the date the Participant is ordered or called to active duty and ending on the date the Participant’s active duty period closes.

31. Section 13.7 of the Plan, “Hardship Withdrawals” is renumbered as Section 13.8 and amended to read as follows:

A Participant who is employed by an Employer or a Related Employer and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

•	his Pre-Tax 401(k) Contributions Sub-Account, including any income credited to such Sub-Account after December 31, 1988.

•	his Roth 401(k) Contributions Sub-Account, including any income credited to such Sub-Account.

•	his Rollover Contributions Sub-Account.

•	his Matching Contributions Sub-Account.

•	that portion, if any, of his Special Annual Company Contributions Sub Account credited to such Sub Account as of December 31, 1988.

32. Section 13.9 of the Plan, “Satisfaction of Necessity for Hardship Withdrawals” is renumbered as Section 13.10 and amended to read as follows:

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant and the Participant satisfies all of the following requirements:

(a)

The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(b)

The Participant has obtained all distributions, other than hardship distributions, and all non-taxable (at the time of the loan) loans currently available under all plans maintained by an Employer or any Related Employer.

(c)

The Participant’s 401(k) Contributions and After-Tax Contributions and the Participant’s “elective contributions” and “employee contributions”, as defined in Section 7.1, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer shall be suspended for 6 months after his receipt of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his 401(k) Contributions are suspended in accordance with this Section.

33. Section 13.11 of the Plan, “Order of Withdrawals from a Participant’s Sub-Accounts” is renumbered as Section 13.12 and amended to read as follows:

Distribution of any withdrawal pursuant to this Article XIII shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the following order:

(a)	his Rollover Contributions Sub-Account;

(b)	his Pre-Tax 401(k) Contributions Sub-Account;

(c)	his vested Matching Contributions A Sub-Account;

(d)	his vested Matching Contributions B Sub-Account;

(e)	his Special Annual Company Contributions Sub-Account; then

(f)	his Roth 401(k) Contributions Sub-Account.

If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

34. Section 16.3 of the Plan, “Direct Rollover” is amended to read as follows:

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

Notwithstanding the foregoing, a “qualified distributee” may not elect a direct rollover with respect to an “eligible rollover distribution” if the total value of the “eligible rollover distributions” expected to be made to the “qualified distributee” for the year is less than $200 or with respect to a portion of an “eligible rollover distribution” if the value of such portion is less than $500. In determining whether the total value of a “qualified distributee’s” “eligible rollover distributions” for the year is less than $200, “eligible rollover distributions” from a Participant’s Roth 401(k) Contributions Sub-Account and Roth In-Plan Rollover Contributions Sub-Accounts shall be considered separately from “eligible rollover distributions” from the Participant’s other Sub-Accounts. In applying the $500 minimum on rollovers of a portion of a distribution, any “eligible rollover distribution” from a Participant’s Roth 401(k) Contributions Sub-Account and Roth In- Plan Rollover Contributions Sub-Accounts shall be treated as a separate distribution from any “eligible rollover distribution” from the Participant’s other Sub-Accounts (rather than as a part of such distribution), even if the distributions are made at the same time.

If the Plan permits/permitted (or requires/required) After-Tax Voluntary Employee Contributions, then pursuant to Notice 2014-54 and for distributions made on and after January 1, 2015, the following rules are applicable; however, for distributions made on or after September 18, 2014 but before January 1, 2015, a reasonable interpretation of the last sentence of Code Section 402(c)(2) (including the separate distribution allocation rule described in Regulation Section 1.402A-1,Q&A5(a)) may be made to allocate after- tax and pre-tax amounts among disbursements made to multiple destinations: (a) all disbursements of benefits from the Plan to the recipient that are scheduled to be made at the same time (disregarding differences due to reasonable delays to facilitate Plan administration) are treated as a single distribution without regard to whether the recipient has directed that the disbursements be made to a single destination or multiple destinations; (b) if the pre-tax amount with respect to the aggregated disbursements that are treated as a single distribution is less than the amount of the distribution that is directly rolled over to one or more Eligible Retirement Plans, the entire pre-tax amount is assigned to the amount of the distribution that is directly rolled over. In this situation, if the Direct Rollover is to two or more plans, then the recipient can select how the pre-tax amount is allocated among these plans. To make this selection, the recipient must inform the Administrator of the allocation prior to the time of the Direct Rollovers; (c) of the pre-tax amount with respect to the aggregated disbursements in a distribution equals or exceeds the amount of the distribution that is directly rolled over to one or more Eligible Retirement Plans, the pre-tax amount is assigned to the portion of the distribution that is directly rolled over up to the amount of the Direct Rollover (so that each Direct Rollover consists entirely of pre-tax amounts). Any remaining pre-tax amount is next assigned to any 60-day rollovers (that is, rollovers that are not Direct Rollovers) up to the amount of the 60-day rollovers. If the remaining pre-tax amount is less than the amount rolled over in 60-day rollovers, the recipient can select how the pre-tax amount is allocated among the plans that receive 60-day rollovers; and (d) if, after the assignment of the pre-tax amount to Direct Rollovers and 60-day rollovers, there is a remaining pre-tax amount, that amount is includible in the distributee’s gross income. If the amount rolled over to an Eligible Retirement Plan exceeds the portion of the pre-tax amount assigned or allocated to the plan, the excess is an after-tax amount.

For purposes of this Section, the following terms have the following meanings:

(d)

An “eligible retirement plan” with respect to the Participant, the Participant’s Spouse, or the Participant’s former Spouse means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified plan described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) a Roth IRA, as described in Code Section 408A. Effective for rollovers to other plans made after December 18, 2015, an Eligible Retirement Plan will include a SIMPLE IRA plan that accepts rollovers and such rollover does not include a designated Roth account.

Notwithstanding any other provision of this Section, the following special rules shall apply:

(i)	A plan described in clause (vi) above shall not constitute an “eligible retirement plan” with respect to a distribution of After-Tax Contributions or after-tax Rollover Contributions.

(ii)

A plan or contract described in clause (iii), (iv), or (v) above shall not constitute an “eligible retirement plan” with respect to a distribution of After-Tax Contributions or after-tax Rollover Contributions unless such plan or contract separately accounts for such distribution, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

(iii)

The portion of any “eligible rollover distribution” consisting of Roth 401(k) Contributions, Roth Rollover Contributions or In-Plan Roth Rollover Contributions may only be rolled over to another designated Roth account established for the individual under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth individual retirement account described in Code Section 408A.

An “eligible retirement plan” with respect to any other “qualified distributee” means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

(e)

An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)

any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of 10 years or more.

(iii)	any hardship withdrawal made in accordance with the provisions of Article XIII.

A “qualified distributee” means a Participant, the Participant’s surviving Spouse, the Participant’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or the Participant’s non-Spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

35. Section 21.16 of the Plan, “Veterans Reemployment Rights” is amended to read as follows:

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. Any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall be contributed to the Plan as soon as administratively practicable after the date on which the Participant’s contributions are paid to the Plan. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. Additional contributions made in accordance with the provisions of this Section that are treated as 401(k) Contributions shall not be included in applying the limitations on 401(k) Contributions described in Article VII. Additional contributions made in accordance with the provisions of this Section that are treated as After-Tax Contributions shall not be included in applying the limitations on After-Tax Contributions described in Article VII. In addition, any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall not be included in applying the limitations on Matching Contributions described in Article VII.

If a Participant who is absent from employment as a Covered Employee because of military service dies while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant’s vested interest in his Account and his Beneficiary’s eligibility for a death benefit under the Plan. Notwithstanding the foregoing, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

A Participant who becomes disabled while performing qualified military service shall be credited with Vesting Service for his period of military leave as if he returned to employment immediately prior to the date he became disabled and then terminated employment on his disability date. Notwithstanding the foregoing, such a Participant shall not be entitled to any additional contributions with respect to his period of military leave.

*   *   *

EXECUTED at Flushing Bank, this 5/2/2022 day of    ,   .

FLUSHING BANK

By:	/s/ Russell Fleishman
Title:	Russell Fleishman SVP